UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2012

ABM Industries Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York		10176
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:     (212) 297-0200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed by ABM Industries Incorporated (the “Company”) on August 8, 2012 (the “Original 8-K”) updates disclosures made under Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2012, ABM Industries Incorporated filed a Current Report on Form 8-K to announce the election of Sudhakar Kesavan to its Board of Directors. At the time of his election, the Board had not yet determined the committees on which Mr. Kesavan would serve.

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this amendment on Form 8-K is being filed to report that on October 22, 2012, the Board appointed Mr. Kesavan as a member of its Audit Committee and Compensation Committee, effective on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: October 23, 2012	By:	/s/ Sarah H. McConnell
Sarah H. McConnell Senior Vice President and General Counsel